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                        HIGHLAND CAPITAL MANAGEMENT CORP.
                       Subadviser to Investment Adviser to
                                   FIRST FUNDS
                                 Code of Ethics
                               (August 23, 2000)

         1. Purposes.

         This Code of Ethics has been adopted by Highland Capital Management Corp. ("HCMC") in accordance with Rule 17j-1(b) under the Investment Company
Act of 1940 (the "1940 Act"). Rule 17j-1 under the Act generally proscribes fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by investment companies, if effected by associated persons of such companies or of investment advisers of such companies. The Code of Ethics is intended to reflect the following general fiduciary principles governing personal investment activities by Access Persons:
(a) the duty at all times to place the interests of the Fund's shareholders and Accounts first; (b) the requirement that all personal securities trades be conducted in a manner consistent with the provisions of this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or abuse of a position of trust and responsibility; and (c) that Access Persons should not take advantage of their positions. The Rule applies to HCMC because it serves as a subadviser to an investment company, First Funds, and it may serve as subadviser to other investment companies in the future.

         The purpose of this Code of Ethics is to provide regulations and procedures which, consistent with the 1940 Act and the foregoing principles, give effect to the following general prohibitions set forth in Rule 17j-1(a). It shall be unlawful for any affiliated person of or principal underwriter for a registered investment company, or any affiliated person of any investment adviser of or principal underwriter for a registered investment company in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired, as defined in this section, by such registered investment company: (i) to employ any device, scheme or artifice to defraud such registered investment company; (ii) to make to such registered investment company any untrue statement of a material fact or omit to state to such registered investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; (iii) to engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon any such registered investment company; or (iv) to engage in any manipulative practice with respect to such registered investment company.

         2. Definitions.

(a)                        "Accounts" means those investment advisory accounts
                  for which the Adviser acts as investment adviser.

(a)                        "Access Person" means any director, officer or
                  Investment Personnel of the Adviser.



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(a)                        "Adviser" means HCMC.

(a)                        "Investment Personnel" means (i) any employee of the
                  Adviser, or of any company in a Control relationship to the Adviser, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Security by the Fund or an Account, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and
                  (ii) any natural person in a Control relationship to the Adviser who obtains information concerning recommendations made to the Fund or an Account with regard to the purchase or sale of a security.

(a)                        "Beneficial Ownership" is to be interpreted in the
                  same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all Securities which an Access Person has or acquires. "Beneficial Ownership" generally will include accounts of a spouse, minor children and relatives resident in the Access Person's home, as well as accounts of another person if, by reason of any contract, understanding, relationship, agreement or other arrangement, the Access Person obtains therefrom benefits substantially equivalent to those of ownership. Access Persons should contact the Designated Officer regarding any questions they have concerning what constitutes Beneficial Ownership.

(a)                        "Designated Officer" means the person acting pursuant
                  to delegated authority from the Adviser's Board of Directors who administers this Code of Ethics and who may be an officer of First Tennessee Bank National Association.

(a)                        "Control" shall have the same meaning as that set
                  forth in Section 2(a)(9) of the Investment Company Act.

(a)                        "Fund" means any company or companies registered as
                  an investment company under the 1940 Act and for which the Adviser is the investment adviser, which includes First Funds.

(i)                        "Purchase or sale of a security" includes, inter
                  alia, the writing of an option to purchase or sell a security.

(j)                        "Same Way Trades" means transaction in which an
                  Access Person purchases a Security on the same day after a Portfolio of the Fund or an Account purchases that Security or sells a Security after a Portfolio or Account sells that Security.

(j)                        "Security" shall have the meaning set forth in
                  Section 2(a)(36) of the Investment Company Act, except that it shall not include shares of registered open-end investment companies, securities issued by the U.S. Government, short


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                  term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the 1940 Act, bankers' acceptances, bank certificates of deposit, commercial paper, and repurchase agreements. Any questions as to whether a particular investment constitutes a "security" should be referred to the Designated Officer.

(j)                        "Non-Executive Director" means a member of the board
                  of directors of HCMC who is not an officer of HCMC or any of its affiliates and who does not have and during the most recent six (6) month period has not had timely access to purchases and sales of Securities by Adviser for the Fund or an Account or the making of recommendations with respect to such purchases and sales.

(j)                        "Limited Offering" means an offering that is exempt
                  from registration under the Securities Act of 1933 pursuant to
                  Section 4(2) or 4(6) or pursuant to Rules 504, 505 or 506 under the Securities Act of 1933.

         3. Prohibited Transactions.

(a)                        No Investment Personnel shall acquire Securities in
                  an initial public offering where no public market for such Securities previously existed. Further, no Investment Personnel shall acquire Securities in a Limited Offering unless such person shall have obtained the express prior approval of the Designated Officer to any such purchase. In determining whether to grant or deny such approval, the Designated Officer should take into account, among other factors, whether the investment opportunity should be reserved to the appropriate Account or a Portfolio of the Fund and whether the opportunity is being offered to an individual by virtue of such person's position with the Adviser or the Fund.

(a)                        No Access Person (other than Non-Executive Directors)
                  shall execute a securities transaction in a security being actively considered by the Adviser or any Investment Personnel of the Adviser for recommendation to the Fund or an Account for purchase or sale; or execute a securities transaction on a day during which any Portfolio of the Fund or other Account has a pending "buy" or "sell" order in that same Security until that order is executed or withdrawn. No Access Person shall buy or sell a Security within at least seven (7) calendar days before and after a Portfolio of the Fund or an Account that he or she has actual knowledge of trades in that Security, except that this provision does not apply to Same Way Trades following a Fund or Account transaction. Any profits realized on trades within the proscribed periods shall be required to be disgorged as directed by the Designated Officer. The Designated Officer may grant exceptions to this prohibition in whole or in part upon such conditions as the Designated Officer may impose if the Designated Officer determines that no harm resulted to the Fund or the Account and that to require disgorgement would be inequitable or result in undue hardship to the individual who entered into the transaction.


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(a)                        These prohibitions apply to any purchase or sale by
                  any Access Person (other than a Non-Executive Director) of any convertible Security, option or warrant or any Security of a different class of any issue whose underlying or other class of Securities is being actively considered for recommendation to, or are purchased, sold or held by the Fund or other Accounts within the seven (7) days preceding the Access Person's (other than a Non-Executive Director's) transaction.

(a)                        No Investment Personnel shall profit in the purchase
                  and sale, or sale and purchase, of the same (or equivalent) Securities within sixty (60) calendar days. Any profits realized on such short-term trades shall be required to be disgorged. The Designated Officer may grant exceptions to this prohibition in whole or in part upon such conditions as the Designated Officer may impose, if the Designated Officer determines that no harm resulted to the Fund or the Account and that to require disgorgement would be inequitable or result in undue hardship to the individual who entered into the transactions.

(a)                        No Access Person shall reveal to any other person
                  (except in the normal course of his or her duties on behalf of the Fund and other Accounts) any information regarding Securities transactions by the Fund or other Accounts or under consideration by the Fund, other Accounts or the Adviser of any such Securities transaction.

(a)                        No Access Person shall recommend or otherwise attempt
                  to cause any Securities transaction by the Fund or other Accounts, or participate in any investment decision concerning particular Securities, without having disclosed his or her interest, if any in such Securities or the issuer thereof, including without limitation (i) his or her direct or indirect Beneficial Ownership of any Securities of such issuer, (ii) any contemplated transaction by such Access Person in such Securities, (iii) any position with such issuer or its affiliates, or (iv) any present or proposed business relationship between such issuer or its affiliates, on the one hand, and such Access Person or any party in which such Access Person has a significant interest, on the other; provided, however, that, in the event the interest of such Access Person in such Securities or issuer is not material to his or her personal net worth and any contemplated transaction by such Access Person in such Securities cannot reasonably be expected to have a material adverse effect on such transaction by the Fund or other Accounts or on the market for the Securities generally, such Access Person shall not be required to disclose his or her interest in the Securities or issuer thereof in connection with any such recommendation or participation.

(a)                        No Investment Personnel shall receive any gift or
                  other thing of more than de minimis value from any person or entity that does business with or on behalf of the Fund or the Account. For purposes of this Code de minimis shall be construed consistently with the Adviser's Prohibited Receipts and Payments Policy.


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(a)                        No Investment Personnel shall serve on the board of
                  directors of publicly traded companies, absent prior authorization from the Designated Officer based upon a determination that the board service would be consistent with the interests of the Fund and its shareholders and other Accounts. In the event board service is authorized, Investment Personnel serving as directors shall be isolated from those making investment decisions through "Chinese Wall" or other appropriate procedures.

(i)                        Any exceptions granted by the Designated Officer
                  shall be reported by such officer to the Board of Directors at their next regularly scheduled meeting, together with an explanation of the exception granted and the reasons therefor.

         4. Preclearance of Securities Transactions.

         No Access Person (other than a Non-Executive Director) shall purchase or sell directly or indirectly any Security or derivation thereof in which he or she has or by reason of such transaction acquires, any direct or indirect Beneficial Ownership. This prohibition shall not apply to:

(a)                        purchases or sales affected in any account over which
                  the Access Person has no direct or indirect influence or Control;

(a)                        purchases or sales of Securities of an issuer, none
                  of whose Securities are eligible for purchase or sale by any Portfolio of the Fund or an Account;

(a)                        purchases or sales which are nonvolitional on the
                  part of the Access Person, Fund or an Account;

(a)                        purchases which are part of an automatic dividend
                  reinvestment plan;

(a)                        purchases effected upon the exercise of rights issued
                  by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and sale of such rights so acquired; or

(a)                        purchases or sales which receive the prior approval
                  of the Designated Officer because they are only remotely potentially harmful to the Fund or an Account because they would be very unlikely to affect a highly institutional market, or because they clearly are not related economically to the Securities to be purchased, held or sold by the Fund or an Account.



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         5. Reporting.

(a)                        Every Access Person shall report to the Designated
                  Officer the information described in Section 5(b) of this Code and as reflected on Exhibit A hereto with respect to transactions in any Security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership in the Security including, but not limited to, transactions regarding which clearance has been obtained pursuant to Section 4 above ("Transaction Report"); provided, however, that an Access Person shall not be required to make a Transaction Report with respect to transactions effected for any account over which such Access Person does not have direct or indirect influence or Control.

(a)                        Every Transaction Report shall be made not later than
                  ten (10) days after the end of the calendar quarter in which the transaction to which the report relates was affected, and shall contain the following information: (i) the date of the transaction, the title and the number of shares, and the principal amount of each Security involved; (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); (iii) the price at which the transaction was effected; (iv) the name of the broker, dealer or bank with or through whom the transaction was effected.

(a)                        All Access Persons shall disclose to the Designated
                  Officer, in writing, all personal Securities holdings within ten (10) days after commencement of employment ("Initial Holdings Report"), and thereafter on an annual basis no later than February 28 of each year. Such reports shall be in the form attached hereto as Exhibit B.

(a)                        An Access Person may satisfy his or her requirements
                  hereunder for Transaction Reports by having his or her brokerage firm send contemporaneous duplicate copies of all statements and confirmations to the Designated Officer.

(a)                        Any report required by this Section 5 may contain a
                  statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in the Security to which the report relates.

(a)                        All Access Persons under a duty to file the reports
                  described in this Section 5 shall be informed of such duty by the Designated Officer. Once informed of his or her duty to file the reports described in this Section 5, the Access Person shall file all required reports in a timely manner, until notified otherwise. Information supplied on the reports is available for inspection by the Securities and Exchange Commission at any time during the five (5) year period following the end of the fiscal year in which each report is made.


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(a)                        Investment Personnel who have been authorized to
                  acquire Securities in a Limited Offering are required to disclose that investment when they play a part in the Fund's or other Account's subsequent consideration of an investment in the issuer. In such circumstances, the Fund's or other Account's decision to purchase Securities of the issuer should be subject to an independent review by Investment Personnel with no personal interest in the issuer.

         6. Review of Reports.

         The Designated Officer shall compare the Transaction Reports, Initial Holdings Reports and Annual Holdings Reports with completed transactions of the Fund and Accounts and with any transactions contemplated to be effected for the Fund or Accounts by the Adviser to determine whether a violation of this Code may have occurred. Before making any determination that a violation has or may have been committed by any person, the Designated Officer shall give such person an opportunity to supply additional explanatory material. If the Designated Officer determines that a violation of this Code has or may have occurred, he shall submit a written determination, together with any appropriate supporting documentation and any additional explanatory material provided by the individual, to the President and to First Tennessee Bank National Association's Executive Vice President and Trust Division Manager.

         No person shall participate in a determination of whether he or she has committed a violation of the Code or in a determination of the sanction to be imposed on him or her as a result of such violation. If a Securities transaction of such President is under review, the officer to whom such person reports shall follow the procedures required herein in lieu of such President.

         By no later than the meeting of the Board of Directors next following the expiration of thirty (30) days after the end of each calendar quarter, the Designated Officer shall provide a report to the Board informing it of any violations of this Code of Ethics that have or may have been committed.

         7. Sanctions.

         Upon discovering a violation of this Code, the Adviser may impose such sanctions as it deems appropriate, including inter alia, a letter of censure or suspension or termination of the employment of the violator. All material violations of this Code and any sanctions imposed thereto with respect to securities relating to a Fund shall be reported periodically to the board of directors of the Fund with respect to whose securities the violation occurred.

         8. Annual Code of Ethics Review.


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         (a)      All Access Persons shall certify in writing to the Designated
                  Officer annually that they have read and understand this Code of Ethics and recognize that they are subject thereto. Further, Access Persons shall certify in writing to the Designated Officer annually that they have complied with the requirements of this Code of Ethics and that they have disclosed or reported all transactions required to be disclosed or reported pursuant to this Code of Ethics.

         (b) The Designated Officer shall prepare an annual report to the Advisor's Board of Directors that (i) summarizes existing procedures concerning personal investing and any changes in procedures during the past year (ii) identifies violations requiring significant remedial action during the past year;
                  (iii) identifies any recommended changes in existing restrictions or procedures based upon Advisor experience under this Code of Ethics, evolving industry practices or developments in applicable laws or regulations; and (iv) certifies that the Adviser had adopted procedures reasonably necessary to prevent violations of the Code of Ethics by its Access Persons.




To: David Taylor
Trust Compliance - MO8
First Tennessee Bank
P.O. Box 84
Memphis, TN 38101-0084

                            ACKNOWLEDGMENT OF RECEIPT
                                OF CODE OF ETHICS

         I acknowledge receipt of Highland Capital Management Corp. Code of Ethics adopted in connection with its service as subadviser to First Funds restated March 15, 1995, as amended December 12, 1995, and understand that my personal securities transactions are subject to its terms. I certify that to the best of my knowledge I have complied with the terms of the Code of Ethics during the last year.


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         Date                                           Signature

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